EXHIBIT 10.2

CALPINE GUARANTEE

This GUARANTEE dated as of April 17, 2014 (the “Effective Date”), is made by Calpine Corporation, a Delaware corporation (“Calpine”), for the benefit of NatGen Southeast Power LLC, a Delaware limited liability company (“Beneficiary”).

WHEREAS, Beneficiary and each of Calpine, Calpine Project Holdings, Inc., a Delaware corporation (“Calpine Project Holdings”), and CalGen Expansion Company, LLC, a Delaware limited liability company (“CalGen”, and together with Calpine and Calpine Project Holdings, “Sellers”), entered into that certain Purchase and Sale Agreement dated as of April 17, 2014 (the “Agreement”) (terms used herein and not otherwise defined having the means set forth in the Agreement);

WHEREAS, Calpine owns, directly or indirectly, collectively 100% of the Interests of each of the Companies;
WHEREAS, Sellers desire to sell to Beneficiary, and Beneficiary desires to purchase from Sellers, all of the Interests, on the terms and conditions provided in the Agreement; and
WHEREAS, Beneficiary is willing to execute and deliver the Agreement on the condition that Calpine execute and deliver this Guarantee.
NOW, THEREFORE, for value received, Calpine agrees as follows:

1.
Guarantee. Calpine irrevocably and unconditionally guarantees (as primary obligor and not merely as surety), subject to such limitations of liabilities of Sellers as are set forth in the Agreement, to Beneficiary the prompt and complete performance and payment when due of all obligations of Sellers under the Agreement (each an “Obligation” and, collectively, the “Obligations”), commencing on the Effective Date and terminating on the Termination Date (as defined below). This is a guarantee of payment and performance not merely a guarantee of collection and a separate action or actions may be brought and prosecuted against Calpine to enforce this Guarantee, irrespective of whether any action is brought against any Seller or whether any Seller is joined in any such action or actions. If at any time any Seller fails to pay or otherwise perform any Obligation for any reason as and when due, Calpine will pay or otherwise perform, or cause to be paid or otherwise performed in full such Obligation directly for Beneficiary’s benefit promptly upon Beneficiary’s demand therefor and without Beneficiary having to make a prior demand on any Seller and Beneficiary may take any and all actions available hereunder or under applicable law to collect or cause to be performed any of Calpine’s liabilities and obligations hereunder in respect of such Obligation. Calpine hereby irrevocably and unconditionally (i) waives all defenses it may have as a guarantor or surety and (ii) covenants not to assert or otherwise seek to take advantage of any such defenses. Notwithstanding anything to the contrary herein, this Guarantee shall continue to be effective or reinstated, as the case may be, if at any time payment of any of the Obligations, or any part thereof, is rescinded or must otherwise be returned by Beneficiary for any reason, including without limitation upon the insolvency, bankruptcy or reorganization of any Seller or otherwise, all as though the payment of such Obligations had not been made.

2.
Calpine’s Obligations. Without limitation or waiver of any defenses to performance or payment that Sellers would otherwise be entitled to under the Agreement, Calpine’s obligations under this Guarantee are absolute and unconditional, shall remain in force until the Termination Date and shall not be affected, impaired, reduced, modified, released or discharged for any reason whatsoever prior thereto, including without limitation:

(i)	the extension of time for payment or performance of any Obligation or the amendment, extension or renewal of the Agreement or any Obligation;

(ii)	any delay or failure by Beneficiary to enforce or exercise any right or remedy under the Agreement, or waiver by Beneficiary of any such right or remedy;

(iii)	any transfer, assignment or mortgaging by Beneficiary of any interest in the Agreement or this Guarantee;

(iv)
the voluntary or involuntary liquidation, dissolution, sale or other disposition of all or substantially all the assets and liabilities, or the voluntary or involuntary receivership, insolvency, bankruptcy, assignment for the benefit of creditors, reorganization or other similar proceeding affecting any Seller, or the disaffirmance of the Agreement in any such proceeding;

(v)
any merger, consolidation or other reorganization to which any Seller, Calpine or any related entity is a party, or any direct or indirect sale or disposition of Calpine’s or any Seller’s assets or Calpine’s direct or indirect ownership interest in any Seller;

(vi)	the status, power or authority (or lack thereof) of any or all Sellers to enter into the Agreement or to perform thereunder;

(vii)	the failure of any Seller to have authorized or obtained any necessary approval (governmental or otherwise) to enter into the Agreement;

(viii)	the lack of validity or enforceability of the Agreement; or

(ix)	the existence, validity, enforceability, perfection, release, or extent of any collateral for such Obligations.

Beneficiary shall not be obligated to file any claim relating to the Obligations owing to it in the event that any or all Sellers become subject to a bankruptcy, reorganization, or a similar proceeding, and the failure of Beneficiary to so file shall not affect Calpine’s obligations hereunder.

All payments made hereunder shall be made in immediately available funds without reduction, whether by offset, payment in escrow or otherwise. Calpine shall pay the reasonable costs (including attorney’s fees) incurred by Beneficiary in connection with enforcing this Guaranty.

3.
Waivers by Calpine. Calpine waives (i) notice of the acceptance of this Guarantee, demand or presentment for payment to any Seller or the making of any protest, notice of the amount of the Obligations outstanding at any time, notice of failure to perform on the part of any Seller, notice of any amendment, modification or waiver of or under the Agreement, and all other notices or demands not specified hereunder, (ii) any requirement of diligence or promptness on the part of Beneficiary or that Beneficiary exhaust any right or take any action against Sellers, any collateral security or any other guarantor or surety, and (iii) until the indefeasible payment in full of the Obligations, any right to subrogation to any of the rights of Sellers or any other guarantor against Beneficiary, reimbursement, exoneration or contribution from Sellers or any other guarantor in respect of payments made by Calpine hereunder or any other similar rights. If any amount shall be paid to Calpine on account of such subrogation rights at any time when all the Obligations shall not have been absolutely, completely and indefeasibly paid, performed or otherwise discharged, all such amounts shall be held in trust for the benefit of Beneficiary and shall forthwith be paid to Beneficiary and applied to the Obligations, whether matured or unmatured.

4.
Representations and Warranties. Calpine hereby represents and warrants to Beneficiary that (i) it is a corporation validly existing and in good standing under the laws of the state of Delaware and has all necessary and appropriate corporate powers and authority to execute, deliver and perform under this Guarantee, (ii) its execution, delivery and performance of this Guarantee and the consummation of the transactions contemplated hereby have been duly and validly authorized by all necessary corporate action, and no other proceedings on the part of Calpine are necessary to authorize this Guarantee or to consummate the transactions contemplated hereby and (iii) this Guarantee constitutes its legal, valid and binding obligations enforceable against Calpine in accordance with its terms (except as enforceability may be limited by bankruptcy, insolvency, moratorium and other similar laws affecting enforcement of creditors’ rights in general principles of equity).

5.
Liability. (i) Calpine shall not be liable for special, punitive, exemplary, consequential or indirect damages, or lost profits or Losses calculated by reference to any multiple of earnings before interest, tax, depreciation or amortization (or any other valuation methodology) whether based on contract, tort, strict liability, other Law or otherwise and whether or not arising from the Beneficiary’s sole, joint or concurrent negligence, strict liability or other fault for any matter relating to this Guarantee; provided, that, Calpine shall be liable for such damages solely to the extent claimed by third parties.

(ii)        No Representative, Affiliate of, or direct or indirect equity owner in, Calpine shall have any personal liability to Beneficiary or any other Person as a result of the breach of any representation, warranty, covenant, agreement or obligation of Calpine in this Guarantee.

(iii)     Calpine shall have the benefit of all limitations on liability set forth in the Agreement.

6.
Miscellaneous. No provision of this Guarantee may be amended or waived except by a written instrument executed by Calpine and Beneficiary. This Guarantee shall not be deemed to benefit any person except Beneficiary. This Guarantee supersedes and replaces any guarantees that pertain to the Agreement prior to the effective date of this Guarantee. This Guarantee shall be binding upon the successors and assigns of Calpine and inure to the benefit of the Beneficiary and its successors and assigns. Calpine may not assign its obligations under this Guarantee without the express prior written consent of Beneficiary and any purported assignment without such consent shall be null and void, provided that, for purposes of clarity, any transaction involving a merger, consolidation, sale of all or substantially all of its assets or similar corporate transaction by Calpine shall not be deemed an assignment hereunder. Beneficiary may assign its rights and obligations hereunder, in whole or in part, to one or more of its Affiliates and the Beneficiary or any such Affiliate may collaterally assign its rights hereunder to its lenders. Any provision contained in this Guarantee which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction

7.
GOVERNING LAW. THIS GUARANTEE SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, APPLICABLE TO AGREEMENTS MADE AND TO BE PERFORMED ENTIRELY WITHIN SUCH STATE, WITHOUT REGARD TO CONFLICT OF LAWS PRINCIPLES THEREOF. ANY DISPUTES OR CLAIMS ARISING OUT OF OR IN CONNECTION WITH THIS GUARANTEE SHALL BE SUBMITTED TO THE EXCLUSIVE JURISDICTION OF THE COURTS OF THE STATE OF NEW YORK AND THE FEDERAL COURTS OF THE UNITED STATES OF AMERICA LOCATED IN THE STATE OF NEW YORK, COUNTY OF NEW YORK, AND APPROPRIATE APPELLATE COURTS THEREFROM; PROVIDED THAT TO THE EXTENT THAT PERSONAL JURISDICTION CAN NOT BE HAD OVER A PARTY IN THE STATE OF NEW YORK, THE OTHER PARTY MAY SEEK TO BRING A CLAIM AGAINST SUCH PARTY WHEREVER JURISDICTION MAY BE PROPERLY ASSERTED. EACH OF THE PARTIES HERETO ACKNOWLEDGES AND AGREES THAT ANY CONTROVERSY WHICH MAY ARISE UNDER THIS GUARANTEE IS LIKELY TO INVOLVE COMPLICATED AND DIFFICULT ISSUES, AND THEREFORE EACH SUCH PARTY HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES ANY RIGHT SUCH PARTY MAY HAVE TO

A TRIAL BY JURY IN RESPECT OF ANY LITIGATION DIRECTLY OR INDIRECTLY ARISING OR RELATING TO THIS GUARANTEE. THE PARTIES HEREBY IRREVOCABLY WAIVE, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY OBJECTION WHICH THEY MAY NOW OR HEREAFTER HAVE TO THE LAYING OF VENUE OF ANY DISPUTE ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY OF THE TRANSACTIONS CONTEMPLATED HEREBY BROUGHT IN SUCH COURT OR ANY DEFENSE OF INCONVENIENT FORUM FOR THE MAINTENANCE OF SUCH DISPUTE. EACH OF THE PARTIES HERETO AGREES THAT A JUDGMENT IN ANY SUCH DISPUTE MAY BE ENFORCED IN OTHER JURISDICTIONS BY SUIT ON THE JUDGMENT OR IN ANY OTHER MANNER PROVIDED BY LAW. THIS CONSENT TO JURISDICTION IS BEING GIVEN SOLELY FOR PURPOSES OF THIS GUARANTEE, AND IS NOT INTENDED TO, AND SHALL NOT, CONFER CONSENT TO JURISDICTION WITH RESPECT TO ANY OTHER DISPUTE IN WHICH A PARTY TO THIS GUARANTEE MAY BECOME INVOLVED. EACH OF THE PARTIES HERETO HEREBY CONSENTS TO PROCESS BEING SERVED BY ANY PARTY TO THIS AGREEMENT IN ANY SUIT, ACTION, OR PROCEEDING OF THE NATURE SPECIFIED IN THIS PARAGRAPH 7 BY THE MAILING OF A COPY THEREOF IN THE MANNER SPECIFIED BY THE PROVISIONS OF PARAGRAPH 8.

8.
Notices. All notices and other communications hereunder shall be in writing and shall be deemed given if delivered personally to, or by nationally recognized overnight courier service, or mailed by registered or certified mail (return receipt requested) if and when received by, or sent via facsimile if and when received by, the parties at the following addresses (or at such other address for a party as shall be specified by like notice). Any party may change its address to which notice is given hereunder by providing notice of same in accordance with this paragraph 8.

To Beneficiary:	NatGen Southeast Power LLC
c/o LS Power Equity Advisors LLC
1700 Broadway, 35th Floor
New York, NY 10019
Attention: General Counsel
Fax: 212-615-3440

With copy to:	Milbank, Tweed, Hadley & McCloy LLP
1 Chase Manhattan Plaza
New York, New York 10005
Attention: William Bice
Fax: 212-530-5219

To Calpine:	Calpine Corporation

717 Texas Avenue, Suite 1000
Houston, TX 77002
Attn: Chief Legal Officer
Fax: (713) 830-2001

With copy to:	White & Case LLP
1155 Avenue of the Americas
New York, NY 10036
Attn: Michael S. Shenberg, Esq.
Carolyn Vardi, Esq.
Fax: (212) 829-8535

9.
Termination. This Guarantee shall terminate and be of no further force and effect on the earliest to occur of (i) the date, if ever, when all Obligations have been fully and indefeasibly performed, paid or otherwise discharged and (ii) eighteen (18) months after the termination of the Agreement in accordance with Section 8.01 thereof (such date, the “Termination Date”) unless Beneficiary shall have asserted a claim under the Agreement prior to such termination, in which case this Guarantee shall not terminate until such claim shall have been resolved.

IN WITNESS WHEREOF, Calpine has caused this Guarantee to be duly executed and delivered as of the date first above written.

CALPINE CORPORATION, a Delaware Corporation

By:     __/s/ W. THADDEUS MILLER______
Name:
Title: